Exhibit 3.2.2

BYLAWS

OF

SYSOREX, INC.

A NEVADA CORPORATION

ARTICLE I - OFFICES
Section 1.	Principal Office
Section 2.	Other Offices
ARTICLE II - DIRECTORS - MANAGEMENT
Section 1.	Powers
Section 2.	Number and Qualification of Directors
Section 3.	Election and Term of Office of Directors
Section 4.	Vacancies
Section 5.	Removal of Directors
Section 6.	Place of Meetings
Section 7.	Annual Meetings
Section 8.	Other Regular Meetings
Section 9.	Special Meetings/Notices
Section 10.	Wavier of Notice
Section 11.	Quorums
Section 12.	Adjournment
Section 13.	Notice of Adjournment
Section 14.	Sole Director Provided by Articles or Bylaws
Section 15.	Directors’ Action by Unanimous Written Consent
Section 16.	Compensation of Directors
Section 17.	Committees
Section 18.	Meetings and Action of Committees
Section 19.	Advisers
ARTICLE III - OFFICERS
Section 1.	Officers
Section 2.	Election of Officers
Section 3.	Subordinate Officers, Etc.
Section 4.	Removal and Resignation of Officers
Section 5.	Vacancies
Section 6.	Chief Executive Officer
Section 7.	President
Section 8.	Vice President
Section 9.	Secretary
Section 10.	Treasurer
ARTICLE IV - STOCKHOLDERS’ MEETINGS
Section 1.	Place of Meetings
Section 2.	Annual Meeting
Section 3.	Special Meeting
Section 4.	Notice of Meetings - Reports
Section 5.	Quorum
Section 6.	Adjourned Meeting and Notice Thereof
Section 7.	Notice of Stockholder Nominations
ARTICLE V - AMENDMENTS TO BYLAWS
Section 1.	Amendment by Stockholders
Section 2.	Amendment by Directors
Section 3.	Record of Amendments
ARTICLE VI - SHARES OF STOCK
Section 1.	Certificate of Stock
Section 2.	Lost or Destroyed Certificates
Section 3.	Transfer of Shares
Section 4.	Record Date
ARTICLE VII - DIVIDENDS
ARTICLE VIII - FISCAL YEAR
ARTICLE IX - CORPORATE SEAL
ARTICLE X - INDEMNITY

BYLAWS

OF

SYSOREX, INC.

a Nevada corporation

ARTICLE I
OFFICES

Section 1. Principal Office. The principal office of Sysorex, Inc. (the “Corporation”) shall be at such place within or without the State of Nevada as shall be fixed from time to time by the Board of Directors (sometimes referred to herein as the “Board”).

Section 2. Other Offices. Branch or subsidiary offices may at any time be established by the Board of Directors at any place or places where the Corporation is qualified to do business.

ARTICLE II
DIRECTORS-MANAGEMENT

Section 1. Powers. Subject to the provisions of the Nevada Revised Statues (the “NRS”), and subject to any limitations in the Articles of Incorporation of the Corporation relating to action required to be approved by the stockholders, or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors. Without limiting the generality of the foregoing, it is hereby expressly declared that the Board shall have the following powers:

(A) to select and remove all of the officers, agents and employees of the Corporation, prescribe such powers and duties for them as may not be inconsistent with law, the Certificate of Incorporation or these Bylaws, fix their compensation, and require from them security for faithful service;

(B) to conduct, manage and control the affairs and business of the Corporation, and to make such rules and regulations therefor not inconsistent with law, the Articles of Incorporation or these Bylaws, as it may deem best;

(C) to change the location of the registered office of the Corporation in Article I, Section 1 hereof; to change the principal office for the transaction of the business of the Corporation from one location to another; to fix and locate from time to time one or more subsidiary offices of the Corporation within or without the State of Nevada as provided in Article I, Section 2 hereof; to designate any place within or without the State of Nevada for the holding of any meeting or meetings of stockholders; and to adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time, and in its judgment as it may deem best, provided such seal and such certificate shall at all times comply with the provisions of law;

(D) to authorize the issuance of shares of stock of the Corporation from time to time, upon such terms and for such considerations as may be lawful;

(E) to borrow money and incur indebtedness for the purposes of the Corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust and securities therefor; and

(F) by resolution adopted by a majority of the authorized number of directors, to designate an executive and other committees, each consisting of one or more directors, to serve at the pleasure of the Board, and to prescribe the manner in which proceedings of such committee or committees shall be conducted.

Section 2. Number and Qualification of Directors. The authorized number of directors of the Corporation shall not be less than one nor more than nine until changed by a duly adopted amendment to the Articles of Incorporation or by an amendment to this Section 2 of Article II of these Bylaws or, without amendment of these Bylaws, the number of directors may be fixed or changed by resolution adopted by the vote of the majority of the directors in office or by the vote of holders of shares representing a majority of the voting power at any annual meeting, or any special meeting called for such purpose; but no reduction of the number of directors shall of itself have the effect of removing any director prior to the expiration of his or her term.

Section 3. Election and Term of Office of Directors.

3.1 Directors shall be elected at each annual meeting of the stockholders to hold office until the next annual meeting. If any such annual meeting of stockholders is not held or the directors are not elected thereat, the directors may be elected at any special meeting of stockholders held for that purpose. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

3.2 Except as may otherwise be provided herein, or in the Articles of Incorporation, the members of the Board of Directors of this Corporation, who need not be stockholders, shall be elected by a plurality of the votes cast at a meeting of stockholders, by the holders of shares of stock present in person or by proxy, entitled to vote in the election.

3.3 The Chairperson of the Board, if elected, shall, if present, preside at the meetings of the Board of Directors and exercise and perform such other powers and duties as may, from time to time, be assigned by the Board of Directors or prescribed by the Bylaws.

Section 4. Vacancies.

4.1 A vacancy or vacancies on the Board of Directors shall be deemed to exist in the event of the death, resignation or removal of any director, or if the Board of Directors by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony, or if the authorized number of directors be increased, or if the stockholders fail, at any annual or special meeting of stockholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at the meeting.

4.2 Newly created directorships resulting from any increase in the number of directors or any vacancy on the Board of Directors shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, or by a sole remaining director. The term of any director elected in accordance with the preceding sentence shall expire at the next annual meeting of the stockholders following such director’s election. Each such director shall hold office until his or her successor is duly elected and qualified or until his or her prior death, resignation, retirement, disqualification or removal from office. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

4.3 Any director may resign, effective on giving written notice to the Chairperson of the Board, the Chief Executive Officer, the President, the Secretary, or the Board of Directors, unless the notice specifies a later time for that resignation to become effective. When one or more directors give notice of his or her or their resignation from the Board of Directors, effective at a future date, the Board may fill the vacancy or vacancies to take effect when the resignation or resignations become effective, each director so appointed to hold office during the remainder of the term of office of the resigning director(s).

4.4 No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

Section 5. Removal of Directors.

5.1 The entire Board of Directors, or any individual director, may be removed from office as provided by Section 78.335 of the NRS by vote of the holders of two-thirds of the voting power, or a greater percentage of the voting power required by the Articles of Incorporation, if so provided, of the issued and outstanding stock entitled to vote.

5.2 When by the provisions of the Articles of Incorporation the holders of the shares of any class or series voting as a class or series are entitled to elect one or more directors, any director so elected may be removed only by the applicable vote of the holders of the shares of that class or series.

Section 6. Place of Meetings. Regular meetings of the Board of Directors shall be held at any place within or outside the state that has been designated from time to time by resolution of the Board. In the absence of such resolution, regular meetings shall be held at the principal executive office of the Corporation. Special meetings of the Board shall be held at any place within or outside the state that has been designated in the notice of the meeting, or, if not stated in the notice or there is no notice, at the principal executive office of the Corporation. Any meeting, regular or special, may be held by conference telephone or similar communication equipment pursuant to Section 78.315 of the NRS, so long as all directors participating in such meeting can hear one another, and all such directors shall be deemed to have been present in person at such meeting.

Section 7. Annual Meetings. Immediately following each annual meeting of stockholders, the Board of Directors shall hold a regular meeting for the purpose of organization, the election of officers and the transaction of other business. Notice of this meeting shall not be required. Minutes of any meeting of the Board, or any committee thereof, shall be maintained as required by the NRS by the Secretary or other officer designated for that purpose.

Section 8. Other Regular Meetings.

8.1 Other regular meetings of the Board of Directors shall be held without call at such time as shall from time to time be fixed by the Board of Directors. Such regular meetings may be held without notice, provided the time and place of such meetings has been fixed by the Board of Directors, and further provided the notice of any change in the time of such meeting shall be given to all the directors, or provided that a number of directors constituting a quorum waive notice thereof in writing. Notice of a change in the determination of the time shall be given to each director in the same manner as notice for such special meetings of the Board of Directors.

8.2 If said day falls upon a holiday, such meetings shall be held on the next succeeding day thereafter.

Section 9. Special Meetings/Notices.

9.1 Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairperson of the Board or the Chief Executive Officer, or the President or any Vice President or the Secretary or any two directors.

9.2 Notice of the time and place for special meetings shall be delivered personally or by telephone to each director or sent by mail, or other means of written communication as permitted by the NRS, addressed to each director at his or her address as it is shown in the records of the Corporation. In case such notice is mailed, it shall be deposited in the United States mail at least four days prior to the time of holding the meeting. In case such notice is delivered personally or by telephone, it shall be delivered personally or by telephone at least 4 hours prior to the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated to either the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate same to the director. The notice need not specify the purpose of the meeting, nor the place, if the meeting is to be held at the principal executive office of the Corporation.

Section 10. Waiver of Notice.

10.1 The transactions of any meeting of the Board of Directors, however called, noticed, or wherever held, shall be as valid as though had at a meeting duly held after the regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes thereof. Waivers of notice or consent need not specify the purposes of the meeting. All such waivers, consents and approvals shall be filed with the corporate records or made part of the minutes of the meeting.

10.2 Notice of a meeting shall also be deemed given to any director who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director.

Section 11. Quorums. Presence of a majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 12 of this Article II. Members of the Board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Participation in a meeting as permitted by the preceding sentence constitutes presence in person at such meeting . Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum was present shall be regarded as the act of the Board of Directors, unless a greater number is required by law or the Articles of Incorporation. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

Section 12. Adjournment. A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

Section 13. Notice of Adjournment. Notice of the time and place of the holding of an adjourned meeting need not be given, unless the meeting is adjourned for more than 24 hours, in which case notice of such time and place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

Section 14. Sole Director Provided by Articles or Bylaws. In the event only one director is required by the Bylaws or the Articles of Incorporation, then any reference herein to notices, waivers, consents, meetings or other actions by a majority or quorum of the Board of Directors shall be deemed or referred as such notice, waiver, etc., by the sole director, who shall have all rights and duties and shall be entitled to exercise all of the powers and shall assume all the responsibilities otherwise herein described, as given to the Board of Directors.

Section 15. Directors’ Action by Unanimous Written Consent. In accordance with and subject to the exceptions set forth in Section 78.315 of the NRS, any action required or permitted to be taken by the Board of Directors may be taken without a meeting and with the same force and effect as if taken by a unanimous vote of directors, if authorized by a writing signed individually or collectively by all members of the Board of Directors. Such consent shall be filed with the regular minutes of the Board of Directors.

Section 16. Compensation of Directors. Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board of Directors, a fixed sum and/or expenses, if any, may be allowed for their attendance at each regular and special meeting of the Board of Directors or for their services contributed to the Board of Directors; provided, however, that nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, employee or otherwise receiving compensation for such services.

Section 17. Committees. Committees of the Board of Directors may be appointed by resolution passed by the Board. Committees shall be composed of one or more members of the Board of Directors, and may include, at the discretion of members of any such committee, persons who are not Board members, provided, however, that appropriate confidentiality and nondisclosure safeguards are implemented. The Board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Committees shall have such powers as those held by the Board of Directors as may be expressly delegated to it by resolution of the Board of Directors, except those powers expressly made non-delegable by the NRS.

Section 18. Meetings and Action of Committees. Meetings and action of committees shall be governed by, and held and taken in accordance with, the provisions of Article II, Sections 6, 8, 9, 10, 11, 12, 13 and 15, with such changes in the context of those sections as are necessary to substitute the committee and its members of the Board of Directors and its members, except that the time of the regular meetings of the committees may be determined by resolution of the Board of Directors as well as the committee, and special meetings of committees may also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

Section 19. Advisers. The Board of Directors from time to time may request and/or hire for a fee one or more persons to be advisers to the Board of Directors, but such persons shall not by such appointment be members of the Board of Directors. Advisers shall be available from time to time to perform special assignments specified by the Chairperson of the Board or by the Chief Executive Officer of the Corporation, to attend meetings of the Board of Directors upon invitation, and to furnish consultation to the Board of Directors. The period during which the title shall be held may be prescribed by the Board of Directors. If no period is prescribed, the title shall be held at the pleasure of the Board of Directors.

ARTICLE III
OFFICERS

Section 1. Officers. The principal Officers of the Corporation shall be a Chief Executive Officer (“CEO”), President, Secretary, and Treasurer (also known as “Chief Financial Officer”). The Corporation may also have, at the discretion of the Board of Directors, a Chairperson of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article III. Any number of offices may be held by the same person.

Section 2. Election of Officers. The principal officers of the Corporation shall be chosen by the Board of Directors, and each shall serve at the pleasure of the Board of Directors, subject to the rights, if any, of an officer under any contract or agreement of employment. Each officer shall hold office until his or her successor shall be duly elected and qualified, or until his or her death, resignation, or removal in the manner hereinafter provided.

Section 3. Subordinate Officers, Etc. The Board of Directors may appoint such other officers as the business of the Corporation may require, each of whom shall hold office for such period, and have the authority to perform such duties, as are provided in the Bylaws or as the Board of Directors may from time to time determine.

Section 4. Removal and Resignation of Officers.

4.1 Subject to the rights, if any of an officer under any contract or agreement of employment, any officer may be removed, either with or without cause, by a majority of the directors at that time in office, at any regular or special meeting of the Board of Directors, or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

4.2 Any officer may resign at any time, by giving written notice to the Board of Directors. Any resignation shall take effect on the date of the receipt of that notice or at any later time specified in that notice; and. unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract or agreement to which the officer is a party.

Section 5. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the Bylaws for regular appointments to that office.

Section 6. Chief Executive Officer.

The CEO of the Corporation shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the Corporation, and of any subsidiaries of the Corporation to the extent permitted by law. The CEO shall preside at all meetings of the stockholders and, in the absence of the Chairperson of the Board, or if there be none, at all meetings of the Board of Directors. The CEO shall have the general powers and duties of management usually vested in the office of the CEO of a corporation, shall be ex officio a member of all the standing committees, including the Executive Committee, if any, so long as the rules of the national securities exchange on which the Corporation’s securities are listed permit such membership, and shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws.

Section 7. President. The President shall, subject to the control of the Board of Directors and the CEO, have general supervision, direction and control of the business and officers of the Corporation and its subsidiaries to the extent permitted by law. The President shall have such other powers and perform such other duties as from time to time may be prescribed for the President by the Board of Directors or the Bylaws, or the CEO.

Section 8. Vice President. In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them, respectively, by the Board of Directors or the Bylaws, the CEO, or the President.

Section 9. Secretary.

9.1 The Secretary shall keep, or cause to be kept, a book of minutes of all meetings of the Board of Directors and of the stockholders at the principal office of the Corporation or such other place as the Board of Directors may order. The minutes shall include the time and place of holding the meeting, whether regular or special, and if a special meeting, how authorized, the notice thereof given, and the names of those present at a directors’ and committee meetings, the number of shares present or represented at stockholders’ meetings and the proceedings thereof.

9.2 The Secretary shall keep, or cause to be kept, at the principal office of the Corporation or at the office of the Corporation’s transfer agent, a share register, or duplicate share register, showing the names of the stockholders and their addresses; the number and classes of shares held by each; the number and date of certificates issued for the same; and the number and date of cancellation of every certificate surrendered for cancellation.

9.3 The Secretary shall give, or cause to be given, notice of all the meetings of the stockholders and of the Board of Directors required by the Bylaws or by law to be given. The Secretary shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the Bylaws.

Section 10. Treasurer.

10.1 The Treasurer, also known as the Chief Financial Officer (“CFO”) shall keep and maintain, or cause to be kept and maintained, in accordance with generally accepted accounting principles, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, earnings (or surplus) and shares issued. The books of account shall, at all reasonable times, be open to inspection by any director.

10.2 The Treasurer/CFO shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the CEO and directors, whenever they request it, an account of all of the transactions of the Treasurer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the Bylaws.

ARTICLE IV
STOCKHOLDERS’ MEETINGS

Section 1. Place of Meetings. Meetings of the stockholders shall be held at any place within or outside the state of Nevada designated by the Board of Directors. In the absence of any such designation, stockholders’ meetings shall be held at the principal executive office of the Corporation.

Section 2. Annual Meeting.

2.1 The annual meeting of the stockholders shall be held, each year, at such time and place and on such date as the Board shall determine by resolution.

2.2 At the annual meeting, the stockholders shall elect a Board of Directors, consider reports of the affairs of the Corporation and transact such other business as may be properly brought before the meeting.

Section 3. Special Meetings.

3.1 Special meetings of the stockholders for any purpose or purposes whatsoever may be called at any time by the Board of Directors, any two directors, the Chairperson of the Board or the Chief Executive Officer or the President together with one non-employee director. Except as provided in Paragraph 3.2 below of this Section 3, notice thereof shall be given as for the annual meeting.

3.2 If a special meeting is called by any person or persons other than the Board of Directors, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail to the Chairperson of the Board, the CEO, the President, any Vice President or the Secretary of the Corporation. Not more than 30 days after the receipt of the request, the officer receiving such request shall forthwith cause notice to be given to the stockholders entitled to vote, in accordance with the provisions of Sections 4 and 5 of this Article, that a meeting will be held at the time requested by the person or persons calling the meeting. If the notice is not given within 30 days after receipt of the request, the person or persons requesting the meeting may give the notice in the manner provided in these Bylaws or upon application to the court. Nothing contained in this paragraph of this Section shall be construed as limiting, fixing or affecting the time when a meeting of the stockholders called by action of the Board of Directors may be held.

Section 4. Notice of Meetings - Reports.

4.1 Notice of any stockholders meetings, annual or special, shall be given in writing not less than 10 days nor more than 60 days before the date of the meeting to the stockholders entitled to vote thereat by the Secretary or the Assistant Secretary, or if there be no such officer, or in case of said Secretary or Assistant Secretary’s neglect or refusal, by any director.

Such notices or any reports shall be given personally or by mail or other means of written communication as permitted by the NRS and shall be sent to a stockholder’s address appearing on the books of the Corporation, or supplied by the stockholder to the Corporation for the purpose of notice.

4.3 Notice of any meeting of stockholders shall specify the place, the day and the hour of meeting, and (i) in case of a special meeting, the general nature of the business to be transacted and that no other business may be transacted, or (ii) in the case of an annual meeting, those matters which the Board of Directors, at the date of mailing of notice, intends to present for action by the stockholders. At any meetings where directors are elected, notice shall include the names of the nominees, if any, intended at the date of notice to be presented for election.

4.4 Notice shall be deemed given at the time it is delivered personally or deposited in the mail or sent by other means of written communication. The officer giving such notice or report shall prepare and file in the minute book of the Corporation an affidavit or declaration thereof.

4.5 If action is proposed to be taken at any meeting for approval of (i) contracts or transactions in which a director has a direct or indirect financial interest, pursuant to the NRS, (ii) an amendment to the Articles of Incorporation, pursuant to the NRS, (iii) a reorganization of the Corporation, pursuant to the NRS, (iv) dissolution of the Corporation, pursuant to the NRS, or (v) a distribution to preferred stockholders, pursuant to the NRS, the notice shall also state the general nature of such proposal.

Section 5. Quorum.

5.1 The holders of a majority of the shares entitled to vote at a stockholders’ meeting, present in person, or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by the NRS or by these Bylaws.

5.2 The stockholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by a majority of the shares required to constitute a quorum.

Section 6. Adjourned Meeting and Notice Thereof.

6.1 Any stockholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at such meeting, either in person or by proxy, but in the absence of a quorum, no other business may he transacted at such meeting.

6.2 When any meeting of stockholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at a meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than 60 days from the date set for the original meeting, in which case the Board of Directors shall set a new record date. Notice of any adjourned meeting shall he given to each stockholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Section 4 of this Article IV. At any adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.

Section 7. Notice of Stockholder Nominations. In addition to the provisions governing a stockholder’s (the “Nominating Stockholder”) notice of nominations of persons for election to the Board provided for in Article 15 of the Articles of Incorporation:

7.1 The Nominating Stockholder’s notice shall set forth, as to each person whom the Nominating Stockholder proposes to nominate for election as a director: (i) such person’s written consent to being named in the Nominating Stockholder’s proxy statement as a nominee and to serving as a director if elected, (ii) a description of any agreement, arrangement or understanding with any individual or entity, including the Nominating Stockholder, with respect to the nomination of such person, (iii) a representation that the Nominating Stockholder submitting the notice is a holder of record of stock of the Corporation entitled to vote at such meeting, intends to continuously hold such stock of the Corporation through such meeting and intends to appear in person or by a qualified representative at the meeting to propose such nomination, and (iv) a representation as to whether the Nominating Stockholder intends (A) to deliver a proxy statement and/or form of proxy to holders of the Corporation’s outstanding capital stock and/or (B) otherwise to solicit proxies from stockholders in support of such nomination. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

7.2 A Nominating Stockholder shall update and supplement its notice to the Corporation, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 7 shall be true and correct as of the record date for notice of the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than 5 business days after the record date for notice of the meeting (in the case of the update and supplement required to be made as of such record date), and not later than 8 business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof.

7.3 Only such persons who are nominated in accordance with the procedures set forth in this Section 7 and Article 15 of the Articles of Incorporation shall be eligible to be elected at an annual meeting of stockholders of the Corporation to serve as directors. Except as otherwise provided by law, the chairperson of the meeting shall have the power and duty: (i) to determine whether a nomination to be brought before the meeting was made in accordance with the procedures set forth in this Section 7 and Article 15 of the Articles of Incorporation and (ii) if any proposed nomination was not made in compliance with this Section 7 and Article 15 of the Articles of Incorporation, to declare that such nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 7 and Article 15 of the Articles of Incorporation, unless otherwise required by law, if the Nominating Stockholder (or a qualified representative of the Nominating Stockholder) does not appear in person at the annual meeting of stockholders of the Corporation to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 7, to be considered a qualified representative of the Nominating Stockholder, a person must be a duly authorized officer, manager or partner of the Nominating Stockholder or must be authorized by a writing executed by the Nominating Stockholder or an electronic transmission delivered by the Nominating Stockholder to act for the Nominating Stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

7.4 Notwithstanding the foregoing provisions of this Section 7 and Article 15 of the Articles of Incorporation, the Nominating Stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 7 and Article 15 of the Articles of Incorporation; provided, however, that any references in these Bylaws or in the Articles of Incorporation to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations to be considered pursuant to this Section 7 and Article 15 of the Articles of Incorporation. Nothing in this Section 7 and Article 15 of the Articles of Incorporation shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (ii) of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

ARTICLE V
AMENDMENTS TO BYLAWS

Section 1. Amendment by Directors.

In accordance with Section 78.120 of the NRS, the Board of Directors shall have the exclusive power to adopt, amend or repeal, from time to time, the Bylaws of the Corporation.

Section 2. Record of Amendments.

Whenever an amendment or new Bylaws are adopted, it shall be copied in the corporate book of Bylaws with the original Bylaws, in the appropriate place. If any Bylaws are repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or written assent was filed shall be stated in the corporate book of Bylaws.

ARTICLE VI
SHARES OF STOCK

Section 1. Certificate of Stock.

1.1 The certificates representing shares of the Corporation’s stock shall be in such form as shall be adopted by the Board of Directors, and shall be numbered and registered in the order issued. The certificates shall bear the following:  the corporate seal, the holder’s name, the number of shares of stock and the signatures of (1) the CEO or the President and (2) the Secretary, Treasurer, or any Assistant Secretary or Assistant Treasurer.

1.2 No certificate representing shares of stock shall be issued until the full amount of consideration therefore has been paid, except as otherwise permitted by law.

1.3 To the extent permitted by law, the Board of Directors may authorize the issuance of certificates for fractions of a share of stock which shall entitle the holder to exercise voting rights, receive dividends and participate in liquidating distributions, in proportion to the fractional holdings; or it may authorize the payment in cash of the fair value of fractions of a share of stock as of the time when those entitled to receive such fractions are determined; or it may authorize the issuance, subject to such conditions as may be permitted by law, of scrip in registered or bearer form over the signature of an officer or agent of the corporation, exchangeable as therein provided for full shares of stock, but such scrip shall not entitle the holder to any rights of a stockholder, except as therein provided.

Section 2. Lost or Destroyed Certificates.

The holder of any certificate representing shares of stock of the Corporation shall immediately notify the Corporation of any loss or destruction of the certificate representing the same. The Corporation may issue a new certificate in the place of any certificate theretofore issued by it, alleged to have been lost or destroyed. On production of such evidence of loss or destruction as the Board of Directors in its discretion may require, the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the Corporation a bond in such sum as the Board may direct, and with such surety or sureties as may be satisfactory to the Board, to indemnify the Corporation against any claims, loss, liability or damage it may suffer on account of the issuance of the new certificate. A new certificate may be issued without requiring any such evidence or bond when, in the judgment of the Board of directors, it is proper to do so.

Section 3. Transfer of Shares.

3.1 Transfer of shares of stock of the Corporation shall be made on the stock ledger of the Corporation only by the holder of record thereof, in person or by his duly authorized attorney, upon surrender for cancellation of the certificate or certificates representing such shares of stock with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, with such proof of the authenticity of the signature and of authority to transfer and of payment of taxes as the Corporation or its agents may require.

3.2 Transfer of any shares of the Corporation shall be subject to all restrictions set forth on the legends of any share certificate and, if there are legends restricting share transfer, subject to the requirement of an attorney opinion allowing such transfer if the Board of Directors deems there to be any question of ambiguity as to whether or not such conditions have been met or satisfied Purported transfer of shares by any stockholder without satisfaction of the relevant restrictive legend, and/or an opinion of an attorney that such transfer does not violate the restrictive legend or legends, shall be deemed null and void and of no legal significance, and the Corporation shall not recognize such transfer.

3.2 The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

Section 4. Record Date.

In lieu of closing the stock ledger of the Corporation, the Board of Directors may fix, in advance, a date not exceeding 60 days, nor less than 10 days, as the record date for the determination of stockholders entitled to receive notice of, or to vote at, any meeting of stockholders, or to consent to any proposal without a meeting, or for the purpose of determining stockholders entitled to receive a payment of any dividends or allotment of any rights, or for the purpose of any other action. If no record date is fixed, the record date for the determination of stockholders entitled to notice of, or to vote at, a meeting of stockholders shall be at the close of business on the day before the day on which the first notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. If the Board of Directors does not fix the record date for determining stockholders for any other purpose, then the record date shall be the close of business on the day on which the resolution of the directors relating thereto is adopted. When a determination of stockholders of record entitled to notice of, or to vote at, any meeting of stockholders has been made, as provided for herein, such determination shall apply to any adjournment thereof, unless the directors fix a new record date for the adjourned meeting.

ARTICLE VII
DIVIDENDS

Subject to applicable law, dividends may be declared and paid out of any funds available therefore, as often, in such amount, and at such time or times as the Board of Directors may determine.

ARTICLE VIII
FISCAL YEAR

The fiscal year of the Corporation shall be December 31, and may be changed by the Board of Directors from time to time subject to applicable law.

ARTICLE IX
CORPORATE SEAL

The corporate seal shall be circular in form, and shall have inscribed thereon the name of the Corporation, the date of its incorporation, and the word “Nevada” to indicate the Corporation was incorporated pursuant to the laws of the State of Nevada or as otherwise determined by the Board of Directors.

ARTICLE X
INDEMNITY

Section 1. Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the NRS from time to time against all expenses, liability and loss (including attorneys’ fees, judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him or her in connection therewith. The Board of Directors may, in its discretion, cause the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding to be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation. No such person shall be indemnified against, or be reimbursed for, any expense or payments incurred in connection with any claim or liability if a final adjudication establishes that the director’s or officer’s acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.  Any right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under the Articles of Incorporation, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article X.

Section 2. The Board of Directors may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person.

Section 3. Notwithstanding any other provision of these Bylaws relating to their amendment generally, any repeal or amendment of this Article X which is adverse to any director or officer shall apply to such director or officer only on a prospective basis, and shall not limit the rights of an indemnitee to indemnification with respect to any action or failure to act occurring prior to the time of such repeal or amendment.

CERTIFICATE

I, Wendy Loundermon, hereby certify that:

I am the Secretary of SYSOREX, INC., a Nevada corporation; and the foregoing Bylaws are a true and correct copy of the Bylaws of the corporation as duly adopted by approval of the Board of Directors of the corporation pursuant to a written consent dated July 24, 2018.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the corporation this 24th day of July, 2018.

Signature:	/s/ Wendy Loundermon